Schedule 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement |_| Confidential, For Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-12

                                 Candie's, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                 CANDIE'S, INC.
                              215 West 40th Street
                            New York, New York 10018


                                                                  August 9, 2004


Dear Fellow Stockholders:

                  You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Wednesday, September 8, 2004, at 10:00 A.M., at the offices of the Company, 215 West 40th Street, New York, New York 10018.

                  The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

                  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place, New York, New York 10004.

                  Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                      Cordially,


                                      Neil Cole
                                      Chairman of the Board,
                                      President and
                                      Chief Executive Officer

                                 CANDIE'S, INC.
                              215 West 40th Street
                            New York, New York 10018
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 8, 2004
--------------------------------------------------------------------------------

To the Stockholders of CANDIE'S, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") will be held on Wednesday, September 8, 2004, at 10:00 A.M. at the Company's offices at 215 West 40th Street, New York, New York 10018, for the following purposes:

1. To elect 7 directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on July 14, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                    By Order of the Board of Directors,

                                    Neil Cole
                                    Chairman of the Board, President
                                    and Chief Executive Officer

August 9, 2004
--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                 PROXY STATEMENT

                                 CANDIE'S, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON SEPTEMBER 8, 2004


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CANDIE'S, INC. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 8, 2004, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about August 9, 2004.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                                    215 West 40th Street
                                    New York, New York 10018
                                    Telephone No.: (212) 730-0030

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on July 14, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 27,220,393 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.


                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. All other matters at the Annual Meeting, including ratification of the appointment of BDO Seidman,

LLP as the Company's independent auditors for its fiscal year ending January 31, 2005, will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, seven (7) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2005. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal. The directors who were first appointed after last year's Annual Stockholders' meeting were recommended to the Nominating/Governance Committee for re-appointment by the Company's Chief Executive Officer.

     At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below, who are presently members of the Company's Board of Directors, has indicated to the Board of Directors of the Company that he will be available to serve.

   Name                      Age           Position
   ----                      ---           --------
   Neil Cole                 47            Chairman of the Board,
                                           President and Chief Executive Officer
   Barry Emanuel             62            Director
   Steven Mendelow           61            Director
   Robert D'Loren            46            Director
   Michael Caruso            56            Director
   Michael Groveman          43            Director
   Drew Cohen                35            Director

     Neil Cole has been Chairman of the Board, President and Chief Executive Officer of the Company since February 23, 1993. Mr. Cole founded the Company in 1992. From February through April 1992, Mr. Cole served as a director and as acting President of the Company. Mr. Cole also served as Chairman of the Board, President, Treasurer and a director of New Retail Concepts, Inc. ("NRC"), from its inception in 1986 until it was merged with and into the Company in August 1998. Mr. Cole is an attorney who graduated from Hofstra law school in 1982. In April 2003, Mr. Cole, without admitting or denying the allegations of the Securities and Exchange Commission ("SEC"), consented to the entry by the SEC of an administrative order in which Mr. Cole was ordered to cease and desist from violating or causing any violations or future violation of certain books and records and periodic reporting provisions and the anti-fraud provisions of the Securities Exchange Act of 1934. In addition, Mr. Cole also paid a $75,000 civil monetary fine.

     Barry Emanuel has been a director of the Company since May 1993. For more than the past five years, Mr. Emanuel has served as President of Copen Associates, Inc., a textile manufacturer located in New York, New York.

     Steven Mendelow has been a director of the Company since December 1999 and has been a principal with the accounting firm of Konigsberg Wolf & Co. and its predecessor, which is located in New York, New York, since 1972. Mr. Mendelow was a director of NRC from April 1, 1992 until NRC merged into the Company in August 1998. Mr. Mendelow also serves as the head of the Audit Committee of Urecoats Industries, Inc., a company listed on the American Stock Exchange, and on the boards of several privately held companies. Mr. Mendelow graduated from Bucknell University in 1964 with a BS of Business Administration (Accounting).

     Robert D'Loren has been a director of the Company since November 2003. Since 2001, he has served as President and CEO of UCC Capital Corporation. UCC is an industry leader in fixed income investing in companies with core assets in intellectual property. Prior to forming UCC Capital Corporation Mr. D'Loren served from 1998 to 2001 as COO of CAK Universal Credit Corporation, a company that was in a similar business to UCC Capital Corporation. From 1985 to 1998, Mr. D'Loren was President and CEO of D'Loren Organization, which was involved in asset management, principal transactions in corporate acquisitions and real estate, and in the restructuring and sale of non-performing and performing loan assets on behalf of clients that included Citibank, Bank of America, the Resolution Trust, Freddie Mac, the Department of Housing and Urban Development and the FDIC, with a transaction volume in excess of $3 billion. Before forming his own company in 1985, Mr. D'Loren served as an asset manager for Fosterlane Management, after serving as a manager with the international consulting firm of Deloitte & Touche, where he served a diversified client base. Mr. D'Loren has served as a director or board advisor to Business Loan Express, Bike Athletic Company and Bill Blass, Ltd. He is a Certified Public Accountant and holds a Master's Degree from Columbia University and a Bachelor of Science Degree from New York University.

     Michael Caruso has been a director of the Company since November 2003. He founded Michael Caruso & Company in 1978 and co-founded the BONGO brand name in 1982. He headed Michael Caruso & Company, which sold BONGO branded jeans and apparel, from its inception until 1998, when the company was sold to Candie's, Inc. Mr. Caruso currently serves as a member of the Board of Directors for St. Johns Medical Center, Charture Institute and is a former member of the Board of the Jackson Hole Land Trust, and manages a diversified portfolio of family investments. Mr. Caruso is a 1970 graduate of the University of Texas.

     Michael Groveman has been a director of the Company since April 2004. He has served since 1990 as the Chief Executive Officer of Bill Blass Ltd., a leader in sophisticated fashion, with over 40 licenses for products ranging from accessories and eyewear to furniture. Mr. Groveman is responsible for creating and executing the strategic direction and vision for the company. Prior to joining Bill Blass, he was a manager in the accounting firm of Ferro, Berdon and Company in New York. Mr. Groveman has a B.A. in accounting from Long Island University C.W. Post.

     Drew Cohen has served as a director of the Company since April 2004. He is the Managing Director, Business & Legal Affairs for Music Theatre International
(MTI), which represents the dramatic performing rights of classic properties such as "West Side Story," and "Fiddler on the Roof," and licenses over 50,000 performances a year around the world. Before joining MTI in 2002, from July 2001 to August 2002, Mr. Cohen was the Director of Investments for a high-net-worth family, and prior to that, between September 1997 and August 1999, Mr. Cohen was the General Manager for GlassNote Records, an independent record company, which he left to pursue an MBA. From 1994 through 1997, Mr. Cohen worked as an associate for the law firm of Akin, Gump, Straus, Hauer and Feld, LLP. Mr. Cohen holds a B.S. degree from Tufts University, a J.D. from Fordham Law School, and an M.B.A. from Harvard Business School.

     All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

                              DIRECTOR INDEPENDENCE

     The Board has determined that Messrs. Emanuel, Mendelow, Groveman and Cohen meet the director independence requirements of the Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to NASDAQ listed companies.

                            CODE OF BUSINESS CONDUCT

     The Company has adopted a Code of Business Conduct that applies to its employees, including its senior management, including its Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions. Copies of the Code of Business Conduct can be obtained, without charge, upon written request, addressed to: Corporate Secretary, Candie's, Inc., 215 West 40th Street, New York, New York 10018.


                          COMMUNICATIONS WITH THE BOARD

     The Board of Directors, through its Nominating/Governance Committee, has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of Candie's, Inc. c/o Corporate Secretary, 215 West 40th Street, New York, NY 10018. Stockholders should identify their communication as being from a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a stockholder of the Company before transmitting the communication to the Board of Directors.


                       CONSIDERATION OF DIRECTOR NOMINEES

     Stockholders of the Company wishing to recommend director candidates to the Nominating/Governance Committee must submit their recommendations in writing to the Nominating/Governance Committee, c/o Corporate Secretary, Candie's, Inc., 215 West 40th Street, New York, NY 10018.

     The Nominating/Governance Committee will consider nominees recommended by the Company's stockholders provided that the recommendation contains sufficient information for the Nominating/Governance Committee to assess the suitability of the candidate, including the candidate's qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee receive. The recommendations must also state the name of the stockholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASD
Marketplace Rule 4200, or, alternatively, a statement that the recommended candidate would not be so barred. Each nomination is also required to set forth a representation that the stockholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC") had the nominee been nominated by the Board of Directors; and the consent of each nominee to serve as a director of the Company if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered.

     The qualities and skills sought in prospective members of the board are determined by the Nominating/Governance Committee. The Nominating/Governance Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company's industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a Director of the Company.


            DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

     A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Stockholders to be held in 2005 is required to give written notice containing the required information specified above addressed to the Nominating/ Governance Committee, c/o Secretary of the Company, Candie's, Inc., 215 West 40th Street, New York, NY 10018 of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company's Secretary no later than the latest date upon which stockholder proposals must be submitted to the Company for inclusion in the Company's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders.

     With respect to the deadlines discussed above, if the date of the Annual Meeting of Stockholders to be held in 2005 is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than thirty days from the anniversary of the Annual Meeting held in 2004, a stockholder must submit any such proposal to the Company no later than the close of business on the sixtieth day prior to the date of the 2005 Annual Meeting.


Board Of Directors and Committee Meetings

     During the fiscal year ended January 31, 2004 ("Fiscal 2004"), the Board of Directors held 16 meetings. In addition, the Board took action by unanimous written consent in lieu of meetings.

     The Company has a Nominating/Governance committee of the Board of Directors consisting of Barry Emanuel, Steve Mendelow, Michael Groveman and Drew Cohen. The Nominating/Governance committee, among other things, assists the Board in identifying individuals qualified to become Board members and develops and recommends to the Board a set of corporate governance guidelines applicable to the Company. Commencing in July 2005 the Nominating/Governance committee has been responsible for making recommendations to the Board of Directors with respect to compensation of the Company's executive officers. The Nominating/Governance committee as comprised in Fiscal 2004 held two meetings in Fiscal 2004. A copy of the charter of the Nominating/Governance committee is attached hereto as Appendix A.

     The Company has an audit committee of the Board of Directors ("Audit Committee") consisting of Messrs. Mendelow, Groveman and Cohen. Each member of the Audit Committee is an "independent director" under the marketplace rules of the NASD applicable to companies whose securities are traded on NASDAQ and applicable SEC rules. The Company's Board has determined that Mr. Mendelow is the Company's financial expert under applicable SEC rules and NASD Marketplace rules. The Audit Committee, among other things, selects the firm to be appointed, subject to stockholder ratification, as independent accountants to audit the Company's financial statements, reviews significant accounting and reporting issues and developments, reviews and discusses the scope and results of each audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results and considers the adequacy of the internal accounting controls and audit procedures of the Company. The Audit Committee may also conduct inquiries into the Company's operations, including, without limitation, inquiries to ensure compliance with applicable laws, securities rules and regulations and accounting standards. The Audit Committee as comprised in Fiscal 2004 held six meetings during Fiscal 2004.

     As discussed below, the Company had a compensation committee of the Board of Directors ("Compensation Committee") during Fiscal 2004, which held two meetings during Fiscal 2004.

Compensation Committee Interlocks and Insider Participation

     During Fiscal 2004, the Board had a Compensation Committee, which Committee was dissolved in Fiscal 2005, and its duties are now carried out by the Nominating/Governance Committee. Prior to forming the Compensation Committee, decisions as to executive compensation were made by the Company's Board of Directors, primarily upon the recommendation of Mr. Cole. During Fiscal 2004, Mr. Cole, the Company's Chief Executive Officer, in his capacity as a director, also engaged in the deliberations of the Compensation Committee regarding the determination of executive officer compensation. During Fiscal 2004, none of the executive officers of the Company served on the board of directors or the compensation committee of any other entity, any of whose officers serves on the Company's Board of Directors or Compensation Committee.

Compliance with Section 16(a) of Securities Exchange Act of 1934

     Section 16(a) of Securities Exchange Act of 1934 requires the Company officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent owners are required by certain SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, the Company believes that during Fiscal 2004, there was compliance with the filing requirements applicable to its officers, directors and 10% stockholders of the Common Stock, except for Neil Cole, who filed a late Form 4 with respect to four purchases of Common Stock made on one day in September 2003 and late Form 4s were filed in September 2003 with respect to certain stock options granted to Barry Emanuel, Steven Mendelow and Ann Iverson, a former director.

                               EXECUTIVE OFFICERS

     In addition to Mr. Cole, the other executive officers of the Company, their positions with the Company and certain other information with respect to these officers, as of the Record Date, are set forth below:

                  Name                  Age      Position
                  ----                  ---      --------
                  Richard Danderline    50       Executive Vice President -
                                                   Finance and Operations
                  Deborah Sorell Stehr  42       Senior Vice President,
                                                 Secretary and General Counsel
                  David Conn            36       Executive Vice President

     Richard Danderline joined the Company as Executive Vice President - Finance and Operations in June 2000. For the 13 years prior to joining the Company, he served as Vice President, Treasurer and Chief Financial Officer of AeroGroup International, Inc ("AeroGroup"), a privately held footwear company. Prior to joining AeroGroup, he served as Vice President and Chief Financial Officer of Kenneth Cole Productions, Inc., where he was part of a management-led buyout of its What's What division, which later became AeroGroup. Mr. Danderline's experience also includes serving as Vice President and Controller of Energy Asserts International, Inc. and as Vice President and Controller of XOIL Energy Resources, Inc. Mr. Danderline is a certified public accountant who began his career with Touche Ross & Co., the predecessor of Deloitte & Touche LLP.

     Deborah Sorell Stehr joined the Company in December 1998 as Vice President and General Counsel, and was promoted to Senior Vice President in November 1999. She has served as Secretary of the Company since June 1999. From September 1996 to December 1998, Ms. Sorell Stehr was Associate General Counsel with Nine West Group Inc. ("Nine West"), a womens' footwear corporation with sales approximating $2.0 billion, where Ms. Sorell Stehr was primarily responsible for overseeing legal affairs relating to domestic and international contracts, intellectual property, licensing, general corporate matters, litigation and claims. Prior to joining Nine West, Ms. Sorell Stehr practiced law for nine years at private law firms in New York City and Chicago in the areas of corporate law and commercial litigation.

     David Conn joined the Company in May 2004 as Executive Vice President. Mr. Conn had previously been with the Company from 1995 to 2000 in the capacity as Vice President of Marketing. After leaving the Company in May of 2000, Mr. Conn joined Columbia House where he oversaw the company's internet business responsible for online advertising, sales promotion and customer retention.
During his tenure, Columbia House grew to become one of the ten largest e-commerce sites on the Internet. Mr. Conn has also been active in the Direct Marketing Association serving on its Ethics Policy Committee.

     All officers serve at the discretion of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or accrued by the Company for Fiscal 2004, 2003 and 2002, to or for the Chief Executive Officer and for the other persons that served as executive officers of the Company during Fiscal 2004 whose salaries for Fiscal 2004 exceeded $100,000 (collectively, the "Named Persons"):


                                                          Summary Compensation Table
                          --------------------------------------------------------------------------------
                                                                               Long-Term
                                                                             Compensation
                           Annual Compensation                                  Awards
                          ---------------------                                --------
                                                                     Other    Securities
                          Fiscal     Salary            Bonus (1)  Annual Com- Underlying       All Other
                           Year                                    Pensation    Options      Compensations
----------------------------------------------------------------------------------------------------------
Neil Cole                  2004    $483,333          $      -         $  -           -      $  62,700(2)
Chairman, President &      2003     487,500                 -            -     615,000         31,503(2)
Chief Executive Officer    2002     500,000                              -     350,000                 -

Deborah Sorell Stehr       2004     227,440                 -            -      60,000                 -
Senior Vice President &    2003     215,625                 -            -           -                 -
General Counsel            2002     180,000            25,000            -      40,000                 -

Richard Danderline         2004     217,500                 -            -           -                 -
Executive Vice President - 2003     219,375            50,000            -           -                 -
Finance & Operations       2002     214,968            50,000            -           -                 -

(1) Represents bonuses accrued under employment agreements.
(2) Represents Company paid premiums on a life insurance for the benefit of the beneficiaries of Mr. Cole.


Option Grants in Fiscal 2004 Year

     The following table provides information with respect to individual stock options granted during Fiscal 2004 to each of the Named Persons who received options during Fiscal 2004:

                         Number of
                        Securities        % of Total                                    Potential Realizable Value
                        Underlying      Options Granted     Exercise                      at Assumed Annual Rates
                          Options         to Employees        Price        Expiration   of Stock Price Appreciation
Name                   Granted(#)(1)     in Fiscal Year     ($/share)         Date          for Option Term (2)
----                   -------------    ---------------    ----------         ----          -------------------
                                                                                               5%($)   10%($)
Neil Cole                        -                -            -               -                 -         -
Deborah Sorell Stehr        60,000              6.5%        $1.85      9/25/2013            69,807   176,905
Richard Danderline               -                -            -               -                 -         -


     (1)  Ms. Stehr's 60,000 options vested immediately at the date of grant.

     (2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These amounts do not take into account provisions of options providing for termination of the option following termination of employment or non-transferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth information as of January 31, 2004, with respect to exercised and unexercised stock options held by the Named Persons. No options were exercised by any other Named Persons during Fiscal 2004.

Aggregated  Options  Exercises  in Last Fiscal Year and Fiscal  Year-End  Option
Values

                                                         Number of Securities            Value of Unexercised
                       Shares Acquired                  Underlying Unexercised           In-The-Money Options
                             on          Value      Options at January 31, 2004(#)    at January 31, 2004($) (1)
                                                    ------------------------------    ----------------------------
Name                    Exercise (#)   Realized ($)  Exercisable    Unexercisable      Exercisable   Unexercisable
----                    ------------   ------------ ------------- ----------------    -------------  -------------
Neil Cole                          -             -    2,895,875          400,000       1,028,886              -
Deborah Sorell Stehr               -             -      250,000                -         199,825              -
Richard Danderline                 -             -      110,000           50,000         119,105         51,440

     (1) An option is "in-the-money" if the year-end closing market price per share of the Company's Common Stock exceeds the exercise price of such options. The closing market price on January 31, 2004 was $2.31.


Employment Contracts and Termination and Change-in-Control Arrangements

     The Company has entered into an employment agreement with Neil Cole to serve as President and Chief Executive Officer for a term expiring on January 31, 2005, at an annual base salary of $500,000. Under the employment agreement, if the Company meets at least 66 2/3% of its net income target (as determined by the Board) for a fiscal year, the Company will pay to Mr. Cole a bonus in an amount equal to his base salary multiplied by a fraction, the numerator of which is the actual net income for such fiscal year and the denominator of which is the target net income for such fiscal year. Mr. Cole is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy to benefit Mr. Cole's designated beneficiaries in the amount of $3,000,000, $4,000,000, and
$5,000,000, respectively, for each year in the term. The employment agreement provides that Mr. Cole will receive an amount equal to three times his annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Mr. Cole in the event that within twelve months of a "Change in Control", as defined in the agreement, Mr. Cole is terminated by the Company without "Cause" or if Mr. Cole terminates his agreement for "Good Reason", as such terms are defined in his employment agreement. If the Company is sold, Mr. Cole will receive a payment equal to 5% of the sale price in the event that sale price is at least $5 per share or equivalent with respect to an asset sale. In connection with his employment agreement, Mr. Cole was granted under one of the Company's stock option plans, options to purchase 600,000 shares of Common Stock at $2.75 per share, which options vest over a three year period.

     The Company has entered into an employment agreement with Deborah Sorell Stehr that was effective on February 1, 2004 and expires on January 31, 2006 and provides for her to receive a base salary of $240,000 for the first year and $245,000 for the last year of the agreement. Ms. Sorell Stehr is also eligible to receive any bonuses determined by the Board of Directors or the nominating/governance committee of the Board and to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy. The agreement provides that Ms. Sorell Stehr will receive an amount equal to $100 less than three times her annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Ms. Sorell Stehr in the event that within twelve months of a "Change in Control", Ms. Sorell Stehr is terminated by the Company without "Cause" or Ms. Sorell Stehr terminates her agreement for "Good Reason", as such terms are defined in her employment agreement.

     The Company had entered into a two year employment agreement with Richard Danderline, which expired on June 26, 2004, and provided for Mr. Danderline to receive an annual base salary of $225,000. In connection with his employment in 2000, Mr. Danderline received a grant of 150,000 options, vesting over a period of five years.

Compensation of Directors

     During Fiscal 2004, Messrs. Emanuel and Mendelow (each an "Outside Director") each received a grant of Common Stock from the Company under the Company's Non-Employee Director Stock Incentive Plan having a value of $20,000 in compensation for attending board meetings.

     Each Outside Director also received $1,000 for each Committee meeting that he or she attended. In addition the chair of each of the Company's Audit, Compensation and Nominating/Governance Committees received a fee of $5,000 per year. None of Mssrs. D'Loren, Caruso, Groveman or Cohen were members of the Company's Board in Fiscal 2004.

     Under the Company's 2002 Stock Option Plan (the "2002 Plan"), 2001 Stock Option Plan (the "2001 Plan"), 2000 Stock Option Plan (the "2000 Plan") and 1997 Stock Option Plan (the "1997 Plan"), non-employee directors are eligible to be granted non-qualified stock options.

     The Company's Board of Directors, or the Stock Option Committee of the 2002 Plan, 2001 Plan, 2000 Plan or the 1997 Plan, if one is appointed, has discretion to determine the number of shares subject to each non-qualified option (subject to the number of shares available for grant under the 2002 Plan, 2001 Plan, 2000 Plan or the 1997 Plan, as applicable), the exercise price thereof (provided such price is not less than the par value of the underlying shares of the Company's Common Stock under the 2000 Plan or not less than the fair value of Common Stock under the 1997 Plan, 2001 Plan and 2002 Plan), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). During Fiscal 2004, Mr. Emanuel received a grant of 250,000 shares of options, with an exercise price of $1.72 per share under 2000 Plan. Mr. Mendelow received a grant of 150,000 shares of options with an exercise price of $1.72 per share under 1997 Plan.

Report on Executive Compensation

     During Fiscal 2004 the Company had a Compensation Committee originally consisting of Ann Iverson, Barry Emanuel and Steven Mendelow and later in the fiscal year consisting of Steven Mendelow, Robert D'Loren and Michael Caruso.
The Compensation Committee was dissolved in July 2004 and the functions previously handled by the Committee will be undertaken in the future by the Nominating/Governance Committee. Compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by the applicable Board Committee and in accordance with the terms of the respective employment agreements of certain executive officers in effect prior to the formation of the Board Committee. There is no formal compensation policy for the Company's executive officers, other than the employment agreements described above. Compensation for executive officers consists of base salary, bonus and stock option awards.

     Base Salary. The base salaries of the Company's executives are fixed pursuant to the terms of their respective employment agreements with the Company and, when a contract is up for review, upon a comprehensive review of salaries for executives in the market place for comparable positions and abilities, experience and, where applicable, performance of the executive. The applicable Committee reviews the salaries of executive officers for reasonableness based on job responsibilities and a review of compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations. The Committee's recommendations to the Board of Directors are based primarily on informal judgments reasonably believed to be in the best interests of the Company. In determining the base salaries of certain of the Company's executives whose employment agreements were up for renewal, the Committee considered the Company's performance and growth plans.

     Bonuses. To the extent not covered by the Company's employment agreements with its executive officers, the Committee determines bonuses for its executive officers, based on the Company's overall performance, profitability, working capital management and other qualitative and quantitative measurements, including individual performance goals based upon the Company's budget and financial objectives. In determining the amount of bonuses awarded, the Committee considers the Company's revenues and profitability for the applicable period and each executive's contribution to the success of the Company. The Company's executive officers received bonuses which were deemed appropriate based upon existing employment agreements and the Company's operating results during the fiscal year.

     Stock Options. Stock option awards are intended to attract, retain and motivate personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. The size and grant of actual awards is determined by the Committee on an individual basis, taking into account the individual's role in the Company and standard principals of reward, retention and recognition to which option grants are geared. The Committee's determination as to the size of actual awards to individual executives is subjective, after taking into account the relative responsibilities and contributions of the individual employee.

                             The Board of Directors:

                                    Neil Cole
                                  Barry Emanuel
                                 Steven Mendelow
                                 Robert D'Loren
                                 Michael Caruso
                                Michael Groveman
                                   Drew Cohen

Stock Performance Graph

     The following line graph compares from February 1, 1999 to January 31, 2004 the cumulative total stockholder return on the Company's Common stock with the cumulative total return on stocks of companies comprising the NASDAQ Market Index and two peer groups assuming $100 was invested on February 1, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The former peer group, consists of Brown Shoe Co. Inc., the Company, K-Swiss Inc., Kenneth Cole Productions, Inc., Maxwell Shoe Co., Phoenix Footwear Group, Inc., R.G. Barry Corp., Steven Madden Ltd., Stride Rite Corp., Timberland Co., Wellco Enterprises Inc., Weyco Group Inc. and Wolverine World Wide Inc., which is based upon companies classified under the Footwear, Except Rubber, Standard Industrial Classification number. The business of the companies in the former peer group are representative of that portion of the Company's business that relates to the manufacture and sale of apparel products. The business of the companies in the new peer group are representative of the portion of the Company's business that is based on a licensing model that represents the majority of the Company's current business operations. Historical stock price is not necessarily indicative of future stock price performance.


                                [GRAPHIC OMITTED]





                                    --------------------------------FISCAL YEAR ENDING---------------------------------
COMPANY/INDEX/MARKET                1/31/1999    1/31/2000      1/31/2001     1/31/2002       1/31/2003     1/31/2004
Candie's, Inc.                       $100.00       $ 29.09         $31.83        $59.93          $32.26        $67.20
SIC Code Index                       $100.00        $97.40        $205.18       $166.59         $170.28       $255.68
New Peer Group                       $100.00        $95.06        $122.92       $185.73         $189.91       $221.06
NASDAQ Market Index                  $100.00       $149.59        $107.10        $75.46          $52.09        $81.75


                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of the Named Persons; (iii) each of the Company's directors; and (iv) all executive officers and directors as a group:

                                          Amount and
                                          Nature of             Percentage of
Name and Address of                       Beneficial             Beneficial
Beneficial Owner (1)                      Ownership (2)           Ownership
--------------------------------------------------------------------------------
Neil Cole                                 4,025,000(3)                13.3%

Michael Caruso                            2,381,737(4)                 8.7%
   Claudio Trust dated February 2, 1990
   P.O. Box 11360 Jackson, WY 83002

Michael Caruso                            2,385,985(5)                 8.8%

Barry Emanuel                               327,753(6)                 1.2%

Steven Mendelow                             273,753(7)                 1.0%

Deborah Sorell Stehr                        250,000(8)                   *

Richard Danderline                          135,000(9)                   *

Robert D'Loren                                4,248(10)                  *

Michael Groveman                             20,000(11)                  *

Drew Cohen                                   20,000(12)                  *

Hubert Guez                               1,890,554(13)                6.9%
Sweet Sportswear, LLC                     1,888,797(13)                6.9%
5804 E. Slauson Ave
Commerce, CA  90040

All executive officers and directors      7,441,739(3)(5)(6)(7)       23.7%
as a group (ten persons)                     (8)(9)(10)(11)(12)


*        Less than 1%

     (1) Unless otherwise indicated, each beneficial owner has an address c/o the Company 215 West 40th Street, New York, New York 10018.

     (2) A person is deemed to have beneficial ownership of securities that can be acquired by such person within 60 days of the Record Date, upon exercise of warrants or options. Consequently, each beneficial owner's percentage ownership is determined by assuming that warrants or options held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date, have been exercised. Unless otherwise noted, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

     (3) Includes 3,095,875 shares of Common Stock issuable upon exercise of options, 446,200 shares of Common Stock owned by Mr. Neil Cole, and 20,000 shares of Common Stock owned by Mr. Cole's children. Also includes 462,925 shares of Common Stock owned by Mr. Cole's former wife over which Mr. Cole has certain voting rights but no rights to dispose of or pecuniary interest. Does not include 200,000 shares of Common Stock underlying non-exercisable options and 15,194 shares held in Mr. Cole's account under the Company's 401(k) savings plan for which Mr. Cole has no current voting or dispositive powers. Does not give effect to voting rights that may be held by Mr. Cole pursuant to the proxy described in greater detail in footnote (14) below.

     (4) Represents shares held by Claudio Trust dated February 2, 1990, of which Mr. Caruso is the trustee.

     (5) Represents shares held by Claudio Trust dated February 2, 1990, of which Mr. Caruso is the trustee and includes 4,248 shares of Common Stock owned by Michael Caruso.

     (6) Includes 285,000 shares of Common Stock issuable upon exercise of options and 42,753 shares of Common Stock owned by Mr. Emanuel.

     (7) Includes 170,250 shares of Common Stock issuable upon exercise of options, 42,753 shares of Common Stock owned by Mr, Mendelow, and 60,750 shares of Common Stock owned by C&P Associates, of which Mr. Mendelow and his wife are affiliated.

     (8) Represents shares of Common Stock issuable upon exercise of options. Does not include 9,985 shares held in Ms. Sorell Stehr's account under the Company's 401(k) savings plan for which Ms. Sorell Stehr has no current voting or dispositive powers.

     (9) Represents shares of Common Stock issuable upon exercise of options. Does not include 1,889 shares held in Mr. Danderline's account under the Company's 401(k) savings plan for which Mr. Danderline has no current voting or dispositive powers.

     (10) Represents shares of Common Stock owned by Robert D'Loren.

     (11) Represents shares of Common Stock issuable upon exercise of options.

     (12) Represents shares of Common Stock issuable upon exercise of options.

     (13) Share ownership is based solely upon Amendment No. 1 to Schedule 13G filed by Sweet Sportswear, LLC ("Sweet") and Hubert Guez with the SEC on July 28, 2004. Represents 1,888,797 shares of Common Stock held by Sweet and 1,757 shares of Common Stock owned by the Guez Living Trust dated December 6, 1986 (the "Guez Trust"), which has a 50% membership interest in Sweet and as to which Mr. Guez is a co-trustee. Mr. Guez is a managing member of Sweet. Sweet has granted an irrevocable proxy with respect to all of the shares in favor of Messrs. Cole and/or such other members of the Company's Board designated from time to time by a majority of the Board, to vote at any meeting of the Company's stockholders or provide consent in lieu of a meeting, as the case may be, but only in favor of a matter approved by the Board or otherwise at the direction of the Board. The proxy expires on April 23, 2012.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 1, 2003, the Company granted Kenneth Cole Productions, Inc. the exclusive worldwide license to design, manufacture, sell, distribute and market footwear under the BONGO brand. The CEO and Chairman of Kenneth Cole Productions, Inc. is Kenneth Cole, who is the brother of Neil Cole, the CEO and President of the Company.

     During Fiscal 2002, Neil Cole, Chairman of the Board, President and CEO of Candie's, Inc. founded the Candie's Foundation ("the Foundation"), a charitable foundation whose purpose is to raise national awareness concerning to the problems of teenage pregnancy. During Fiscal 2002, the Company advanced $1,058,000 to the Foundation on which interest was charged at a rate per annum that was equal to the prime rate, and at January 31, 2002 the Company had a balance of $699,000 due from the Foundation. The Company had originally recorded $350,000 reserve against its receivable in Fiscal 2002. During Fiscal 2003, the Foundation paid the Company $470,000, and the Company reversed the reserve of $350,000 recorded in Fiscal 2002. The Foundation paid the Company $56,000 in Fiscal 2004. At January 31, 2004, the Company had a balance of $174,000 due from the Foundation. The Company believes that the amount due will be recovered in full although the Foundation's operating history in fund raising activities is limited.

     The Company has a license for BONGO branded bags and small leather/PVC goods with Innovo Group, Inc. ("Innovo"), a company in which Hubert Guez, a principal of Sweet, is a principal shareholder. Until August 5, 2004, Sweet was the manager of the Company's subsidiary, Unzipped Apparel, LLC ("Unzipped") during Fiscal 2004, Under this license, which expires March 31, 2007, the Company recorded $126,000, $214,000 and $58,000 in royalty income for the years ended January 31, 2004, 2003 and 2002, respectively, and royalties receivable from Innovo were $6,000, $179,000 and $49,000 at January 31, 2004, 2003 and
2002, respectively.

     During Fiscal 2004, Unzipped had a supply agreement with Azteca Productions International, Inc. ("Azteca") for the development, manufacturing, and supply of certain products bearing the BONGO trademark for the exclusive use by Unzipped. Hubert Guez is the Chief Executive Officer and President of Azteca. As consideration for the development of the products, Unzipped paid Azteca pursuant to a separate pricing schedule. For the year ended January 31, 2004, Unzipped purchased $50.9 million of products from Azteca. Azteca also allocated expenses to Unzipped for Unzipped's use of a portion of Azteca's office space, design and production team and support personnel. The supply agreement was terminated by the Company on August 5, 2004.

     On April 23, 2002, the Company acquired the remaining 50% interest in Unzipped from Sweet for 3 million shares of the Company's common stock and $11 million in debt evidenced by an 8% senior subordinated note due 2012. In connection with the acquisition of Unzipped, the Company agreed to file and have declared effective a registration statement with the SEC for the 3 million shares of the Company's common stock issued to Sweet. The terms of this agreement provided that in the event the registration statement was not declared effective by April 23, 2003, the Company would be required to pay $82,500 to Sweet as a penalty and thereafter be required to pay $82,500 per calendar quarter for each calendar quarter thereafter in which the registration statement is not effective for more than 30 days of such calendar quarter. Since the registration statement was not declared effective until July 29, 2003, the Company was required to pay $82,500 to Sweet as a penalty. The Company recorded $82,500 expense for such penalty in the quarter ended April 30, 2003.

     In connection with the acquisition, the Company entered into a management agreement with Sweet for a term ending January 31, 2005, which provided for Sweet to manage the operations of Unzipped in return for a management fee, commencing in Fiscal 2004, based upon certain specified percentages of net income that Unzipped achieves during the term of the agreement. In addition, Sweet guaranteed that the net income, as defined, of Unzipped shall be no less than $1.7 million for each year during the term commencing in Fiscal 2004 ("the Guarantee"). In the event that the Guarantee is not met, Sweet is obligated to pay the difference between the actual net income, as defined and the Guarantee ("the Shortfall Payment"). The management agreement was terminated by the Company on August 5, 2004.

     For the year ended January 31, 2004, Unzipped had a net income (as defined, for the purpose of determining if the Guarantee has been met) of $74,000, resulting in a Shortfall Payment of $1.6 million. This payment has been recorded in the consolidated income statements as a reduction of Unzipped's cost of sales (since the majority of Unzipped's operations were with entities under common ownership with Sweet, including all of the purchases of inventory) and on the balance sheet as a reduction of the 8% senior subordinated note due to Sweet, because of a legal right of offset provided for in the management agreement. After adjusting for the Shortfall Payment, Unzipped's reported GAAP net income for the year ended January 31, 2004 was $1.4 million. Sweet, as manager of Unzipped during such period, is disputing the Company's January 31, 2004 Shortfall Payment computation, which could result, among other things, in litigation among the parties in the future.

     Unzipped is in default of certain covenants under its credit facility (the "Unzipped Credit Facility") with GE Capital Commercial Services, Inc. (the "Lender"), including the tangible net worth covenant. Unzipped has not obtained a waiver for these defaults and there can be no assurance that it will be able to do so. As a result, the Lender, in addition to other possible remedies, has reduced the advance rates, ceased advancing funds, or could demand immediate repayment of the outstanding loan amount (which was approximately $13.4 million as of July 31, 2004), any of which could negatively impact the operations and financial condition of Unzipped. While the Company believes that it is unlikely that the Lender would accelerate Unzipped's obligations under the Unzipped Credit Facility, in the event that it did so, Unzipped would not be able to immediately repay the existing loan balance, which could result in the Lender foreclosing on Unzipped's assets, among other remedies.

     In the event that the Lender forecloses on the Unzipped Credit Facility, the Company believes, based on Unzipped's current financial condition, that Unzipped would have more than sufficient assets and net worth to allow the Lender to recoup its entire loan, although there can be no assurance that it will be able to do so. An acceleration of the Unzipped Credit Facility would impact the operating results and financial condition of Unzipped in Fiscal 2005 (including a possible write-off or impairment of assets), which could result in a reduction in the Company's consolidated revenues in Fiscal 2005. Sweet, the former Manager of Unzipped, has guaranteed that the net income of Unzipped, as defined in the Management Agreement, in Fiscal 2005 shall be no less than $1.7 million and the Company believes that this guarantee is enforceable even in the event of foreclosure or acceleration of the Unzipped Credit Facility. Additionally, Candie's, Inc., the parent of Unzipped, is not a signatory or a guarantor of the Unzipped Credit Facility and would not be liable for Unzipped's obligations thereunder. As of August 2, 2004, the Company has licensed the rights to Bongo jeans wear to a third party licensee, TKO Apparel Licensing, Inc. ("TKO"), which will provide the Company with additional licensing revenues, and agreed to sell Unzipped to TKO by January 31, 2005. Unzipped currently has a royalty free non-exclusive sublicense for Bongo jeans wear.

     During Fiscal 2004, Unzipped had a distribution agreement with Apparel Distribution Services ("ADS"), an entity that shares common ownership with Sweet. The agreement provided for a per unit fee for warehousing and distribution functions and per unit fee for processing and invoicing orders. The agreement also provided for reimbursement for certain operating costs incurred by ADS and charges for special handling fees at hourly rates approved by management. These rates were adjustable annually by the parties to reflect changes in economic factors. The distribution agreement was consummated upon Unzipped's formation and was amended and restated on substantially the same terms effective April 23, 2002 through January 31, 2005. The Distribution Agreement was terminated by the Company on August 5, 2004.

     During Fiscal 2004, Unzipped occupied office space in a building rented by ADS and Commerce Clothing Company, LLC (Commerce), a related party to Azteca. As of August 5, 2004, all such operations ceased out of such location.

The related party transactions are summarized as follows:

                                                                                          Fiscal Year
   (`000 omitted)                                                                      Ended January 31,
                                                                                  -------------------------
                                                                                    2004             2003
                                                                                  --------         --------
Products purchased from Azteca                                                    $50,907          $49,939

Allocated office space, design, and production team                                   452              474
and support personnel expense from Azteca

Shortfall payment per Management Agreement                                          1,626                -

Expenses of distribution services per distribution                                  3,262            2,593
Agreement with ADS

     At January 31, 2004, the total amounts (included in accounts payable and accrued expenses) due to Azteca and ADS were $2.2 million and $179,000 respectively.

         See Notes 2 and 9 of Notes to Consolidated Financial Statements.


                             AUDIT COMMITTEE REPORT

     In April 2004, the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audit and the procedures and timing of the audit. In April 2003, the Audit Committee as then comprised met with management and representatives of BDO Seidman, LLP to review and discuss the audited financial statements. The Audit Committee as then comprised also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee as then comprised recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2004.

                  The Audit Committee -

                  Steven Mendelow, Michael Groveman, Drew Cohen

                                   PROPOSAL I

                               RATIFICATION OF THE
                       APPOINTMENT OF INDEPENDENT AUDITORS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for Fiscal 2004. The Audit Committee of the Board of Directors has re-appointed BDO Seidman, LLP as the Company's independent accountants for the Company's fiscal year ending January 31, 2005. Although stockholder approval of the appointment of BDO Seidman, LLP is not required by law, the Audit Committee and the Board of Directors believe that it is advisable to give stockholders an opportunity to ratify this appointment. Furthermore, although the appointment of BDO Seidman, LLP is being submitted for stockholder ratification, the Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO Seidman, LLP as auditors, at any time during the 2005 fiscal year, if it deems such change to be in the best interests of the Company. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

     In addition to retaining BDO Seidman, LLP to audit the Company's financial statements, the Company engages BDO Seidman, LLP from time to time to perform other services. The following sets forth the aggregate fees billed by BDO Seidman, LLP to the Company in connection with services rendered during the fiscal years ended January 31, 2003 ("Fiscal 2003") and Fiscal 2004.

     Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the years ended January 31, 2004 and 2003 and the review of the financial statements included in the Company's Forms 10-Q for Fiscal 2004 and Fiscal 2003 totaled $318,500 and $344,500, respectively.

     Audit-Related Fees. There were $13,000 and $121,000 aggregate fees filled by BDO Seidman, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements for the years ended January 31, 2004 and 2003, respectively, and that are not disclosed in the paragraph captions "Audit Fees" above. The majority of the audit-related fees in Fiscal 2004 were related to the audit of the financial statements of IP Holdings and Candie's Foundation. In Fiscal 2003, the majority of these fees were related to Unzipped acquisition and SEC investigation (see "Item 3 - Legal Proceedings").

     Tax Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for tax compliance, for the years ended January 31, 2004 and 2003, were $69,500 and $98,000, respectively. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for tax advice and tax planning, for the years ended January 31, 2004 and 2003, were $17,100 and $195,200, respectively.

     All Other Fees. There were no fees billed by BDO Seidman, LLP for products and services, other than the services described in the paragraphs captions
"Audit Fees", "Audit-Related Fees", and "Tax Fees" above for the years ended January 31, 2004 and 2003.

     The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO Seidman in Fiscal 2004. Consistent with the Audit Committee's responsibility for engaging the Company's independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or his or her designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit
Committee approved all the foregoing audit services and permissible non-audit services provided by BDO Seidman.

     The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman, LLP's independence.

Recommendation

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2005.



                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's annual meeting of stockholders to be held in the year 2005 must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than April 21, 2005 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     If a stockholder submits a proposal after the April 21, 2005 deadline but still wishes to present the proposal at the Company's Annual Meeting of Stockholders (but not in the Company's proxy statement) for the fiscal year ending January 31, 2005, the proposal, which must be presented in a manner consistent with the Company's By-Laws and applicable law, must be submitted to the Secretary of the Company in proper form at the address set forth above no later than June 25, 2005. The Company did not receive notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of the Company's management on such other matter which may properly come before the Annual Meeting. Moreover, if the Company does not receive notice by June 25, 2005 of a proposed matter to be submitted by a stockholder for stockholders vote at the Annual Meeting of Stockholders for the fiscal year ending January 31, 2005, then, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board of Directors in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2004 ON FORM 10-K IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JULY 14, 2004. ADDITIONAL COPIES OF SUCH ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                 CANDIE'S, INC.
                              215 WEST 40TH STREET
                            NEW YORK, NEW YORK 10018
                         ATTENTION: DEBORAH SORELL STEHR

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                   By order of the Board of Directors,

                                   Neil Cole,
                                   Chairman of the Board,
                                   President and Chief Executive Officer

August 9, 2004

        Appendix A to Candie's Inc. Proxy Statement Dated August 5, 2004
        ----------------------------------------------------------------

                                 CANDIE'S, INC.

               AMENDED CORPORATE GOVERNANCE/NOMINATING COMMITTEE

                                     CHARTER


This Corporate Governance/Nominating Committee Charter (the "Charter") has been adopted by the Board of Directors (the "Board") of Candie's, Inc. (the "Company").

I.       Purpose

         The Corporate Governance/Nominating Committee (the "Committee") is responsible for creating and implementing the overall corporate governance policies for the Company, and for identifying, screening, recruiting and presenting director candidates to the Board, and recommending directors for committee membership.

         In addition, the Committee will supervise and make recommendations with respect to employee compensation levels and benefit plans and oversee the administration of the Company's various stock option and incentive plans. In addition the Committee administers and approves, upon the recommendation of the Chairman of the Board of Directors and President, or other appropriate officers, the terms of employment of all officers of the Company (except the Chairman of the Board and the President) and shall recommend the terms of employment of the Chairman of the Board and President to the Board of Directors for approval.

II.      Membership

          o The Committee shall be comprised of that number of independent directors who qualify as "independent" under any securities regulation applicable to the Company, or under any rules or regulations adopted by a regulatory agency governing the securities exchange or other medium where the Company's securities are traded.

          o A Chair is elected by the Board, or if no such election has occurred, the Committee may designate a Chair by majority vote of the full Committee.

          o The members shall serve until their resignation, retirement or removal as authorized hereunder.

          o A member shall promptly notify the Committee and the Board if the member's professional responsibilities change such that he or she may no longer be an Independent Director. If it is determined by the Chairman of the Board and the Chair of the Committee that such member should no longer serve on the Committee for failure to meet the Independent Director requirement, together they have the authority to remove that member from the Committee without a vote of the Board.

III.     Meetings and Procedures

          o The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

          o The Committee shall meet at least three times annually and more frequently as circumstances require.

          o The Chair of the Committee or a majority of the members of the Committee may call special meetings of the Committee and/or executive sessions of the Independent Directors.

          o The Chair, in consultation with other members of the Committee, shall set the length of each meeting and the agenda.

          o A majority of the members of the Committee shall constitute a quorum. A quorum may pass a resolution so long as it does not conflict with the Certificate of Incorporation or By-laws of the Company.

          o The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests.

          o The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV.      Responsibilities and Duties

         The Committee shall have the following duties and responsibilities:

          A.   Implement Policies Regarding Corporate Governance Matters

               o Recommend to the Board policies to enhance the Board's effectiveness, including with respect to communication among Board members, the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings.

               o Review function and efficacy of Board committees, including implementing policies concerning requirements for the Chair positions and Chair and member rotation.

               o Oversee the determination of independence for Board members and conduct due diligence of their qualifications and background and make recommendations and implement determinations relating thereto.

               o Develop and review periodically, and at least annually, the policies of the Company to ensure that they are appropriate for the Company and comply with applicable laws, regulations and listing standards, and to recommend any desirable changes to the Board.

               o Review, comment upon and adopt any modifications to the Company's current Code of Business Conduct and Ethics for directors, officers and employees.

               o    Review director and officer insurance needs.

               o    Consider any other  corporate  governance  issues that arise
                    from   time   to   time,   and   to   develop    appropriate
                    recommendations for the Board.

          B.   Evaluation of the Board and Management

               o Sponsor and oversee performance evaluations for the Board as a whole, the directors individually, the Chief Executive
                    Officer and senior members of management. Make recommendation as to appropriate actions to be taken to address performance issues.

               o Require the Chief Executive Officer to present an annual report to the Committee on leadership in the Company and a succession plan.

               o Make recommendations to the Board with respect to potential successors to the Chief Executive Officer.

          C.   Nominations: Assess Board Membership Needs and Approve Nominees

               o    Determine   what   types   of   skills,    backgrounds   and
                    characteristics are needed to help strengthen and balance the Board.

               o    Approve  all  nominees  following  a  majority  vote  of the
                    Independent   Directors   and   submit   the  names  of  the
                    recommended nominees to the Board.

               o Conduct background and qualifications checks respecting such persons.

               o Conduct director evaluations prior to renomination for election. Consult with the Chairman of the Board as to performance issues.

               o Maintain an orientation program for new directors and continuing education programs for directors.

          D.   Compensation Matters

               o Make recommendations as to terms of employment of the Chairman of the Board and Chief Executive Officer to the Board of Directors for approval.

               o Review, approve and administer all elements of compensation (including salaries and incentive compensation, such as bonus awards) for other elected corporate officers and certain other senior management positions, after receiving and considering the recommendations of the Chief Executive Officer.

               o Review the performance levels of the Company's executive officers.

               o Make recommendations to the Board concerning the directors' compensation.

               o    Review changes in the Company's retirement plan.

               o Review, approve and make recommendations on the Company's policies, practices and procedures.

               o    Report to the Board on all of its activities.

               o Develop and implement compensation policies, plans and programs that seek to enhance profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executives with those of its stockholders.

               o Prepare a report to be included in the Company's proxy statement in accordance with applicable Securities and Exchange Commission regulations.

Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

V.       Investigations and Studies; Outside Advisors

          o The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee's duties and responsibilities, and may retain, at the Company's expense, such experts and other professionals as it deems necessary.

          o The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company.

                                 CANDIE'S, INC.
                              215 West 40th Street
                            New York, New York 10018

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 8, 2004.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints NEIL COLE and RICHARD DANDERLINE, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") on Wednesday, September 8, 2004, at the offices of the Company, 215 West 40th Street, New York, NY 10018 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTORS:

   |_| FOR all nominees listed below  |_| WITHHOLD AUTHORITY
       (except as marked to the           to vote for all nominees listed below.
       contrary below).

           Neil Cole, Barry Emanuel, Steven Mendelow, Robert D'Loren,
                 Michael Caruso, Michael Groveman and Drew Cohen


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

2. Ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 2005.

      |_|  FOR                |_|   AGAINST                   |_|   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 2004

                                                Please sign exactly as name
                                                appears hereon.  When shares are
                                                held by joint  tenants,  both
                                                should  sign.  When signing as
                                                attorney,executor,administrator,
                                                trustee  or  guardian, please
                                                give full title as such.  If a
                                                corporation,  please sign in
                                                full corporate name by President
                                                or other authorized officer.  If
                                                a partnership,  please sign in
                                                partnership name by authorized
                                                person.


                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                   Signature if held jointly


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.